EXHIBIT 24 - CONSENTS OF EXPERTS AND COUNSEL

                  CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Electronic Systems Technology, Inc.
Kennewick, Washington


We hereby consent to the use of our opinion, dated February 3, 1999 on the financial statements of ELECTRONIC SYSTEMS TECHNOLOGY, INC. for the years ended December 31, 1998 and 1997 in the Form 10-KSB.




                   ROBERT MOE & ASSOCIATES, P.S.